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                                                                    EXHIBIT 99.1


MAYNARD, MASS. - APRIL 17, 2002 - EXACT Sciences Corporation (NASDAQ: EXAS) announced today it will host a conference call for its first quarter 2002 financial and operating results on Tuesday, April 23, 2002, at 8:30 a.m. EDT. A live Webcast of the conference call can be accessed at www.exactsciences.com through the Investor Relations link. The conference call and the Webcast are open to all interested parties. An archived version of the Webcast will be available at EXACT Sciences' Web site, www.exactsciences.com, through the Investor Relations link, for one month. A replay of the conference call also will be available for 48 hours, following the completion of the live call. EXACT Sciences will announce its first quarter 2002 financial and operating results on Monday, April 22, 2002, after the close of regular market trading hours. Information for the call is as follows:

         Information for the call is as follows:

                  Domestic callers:         800-370-0906

                  International callers:    973-321-1030

         The conference call replay information is as follows:

                  Domestic callers:         877-519-4471

                  International callers:    973-341-3080

                  PIN #:   3233743

ABOUT EXACT SCIENCES CORPORATION

EXACT Sciences Corporation is an applied genomics company that has developed proprietary technologies that may be used for the early detection of several common cancers. EXACT Sciences has selected colorectal cancer as the first application of its technologies. Colorectal cancer is the most deadly cancer among non-smokers, and is curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low. EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Maynard, Mass. Detailed information on EXACT Sciences can be found on the World Wide Web at www.exactsciences.com.

For further information:
Media:
Amy Turner
Fleishman-Hillard
P: (617) 267-8223
E: turnera@fleishman.com

Investor Relations and Corporate Communications:
Amy Hedison
EXACT Sciences
P: (978) 897-2800, ext. 252
E: ahedison@exactsciences.com